Exhibit 21.1

	Subsidiaries of Abercrombie & Fitch Co.:	Jurisdiction:
1.	Abercrombie & Fitch Holding Corporation (a)	Delaware
2.	Abercrombie & Fitch Distribution Company (b)	Ohio
3.	Abercrombie & Fitch Management Co. (b)	Delaware
4.	A & F Trademark, Inc. (c)	Delaware
5.	Abercrombie & Fitch Stores, Inc. (c)	Ohio
6.	Hollister Co. (c)	Delaware
7.	Abercrombie & Fitch International, Inc. (c)	Delaware
8.	Fan Company, LLC (c)	Ohio
9.	Canoe, LLC (c)	Ohio
10.	Crombie, LLC (c)	Ohio
11.	DFZ, LLC (c)	Ohio
12.	NSOP, LLC (c)	Ohio
13.	J.M.H. Trademark, Inc. (d)	Delaware
14.	J.M. Hollister, LLC (e)	Ohio
15.	Ruehl No. 925, LLC (e)	Ohio
16.	Gilly Hicks, LLC (e)	Ohio
17.	Abercrombie & Fitch Europe SA (f)	Switzerland
18.	Abercrombie & Fitch Hong Kong Limited (f)	Hong Kong
19.	AFH Puerto Rico LLC (f)	Ohio (Qualified in PR)
20.	AFH Brasil Participacoes Ltda (f)*	Brazil
21.	A&F Canada Holding Co. (f)	Delaware
22.	Abercrombie & Fitch Trading Co. (g)	Ohio
23.	AFH Canada Stores Co. (h)	Nova Scotia
24.	AFH Japan GK (i)	Japan
25.	Abercrombie & Fitch Italia SRL (i)	Italy
26.	Abercrombie & Fitch (UK) Limited (i)	United Kingdom
27.	AFH Stores UK Limited (i)	United Kingdom
28.	Abercrombie & Fitch (France) SAS (i)	France
29.	Abercrombie & Fitch (Denmark) ApS (i)	Denmark
30.	Abercrombie & Fitch (Spain) S.L. (i)	Spain
31.	Abfico Netherlands Distribution B.V. (i)	The Netherlands
32.	European Regional Inventory Control NL B.V. (i)	The Netherlands
33.	AFH Hong Kong Limited (i)	Hong Kong
34.	A&F Hollister Ireland Limited (i)	Ireland
35.	AFH Hong Kong Stores Limited (i)	Hong Kong
36.	AFH Singapore Pte. Ltd. (i)	Singapore
37.	A&F HCo Stores AT GmbH (i)	Austria
38.	AFH Belgium SPRL (i)**	Belgium
39.	AFH Korea Yuhan Hoesa (i)	South Korea
40.	AFH Poland Sp. Z o.o (i)	Poland
41.	AFHCo Stores NL BV (i)	The Netherlands
42.	AFH Switzerland SA (i)	Switzerland
43.	AFH Fulfillment NL BV (i)	The Netherlands
44.	AFH Australia Pty. Ltd. (i)	Australia

45.	AFH Finland Oy (i)	Finland
46.	AFH Taiwan Co., Ltd. (i)	Taiwan
47.	Abercrombie & Fitch Procurement Services, LLC (j)	Ohio
48.	Hollister Co. California, LLC (j)	California
49.	AFH Germany GmbH (k)	Germany
50.	AFH Sweden AB (k)	Sweden
51.	AFH Trading (Shanghai) Co., Ltd. (l)	China
52.	AFH International Trading Shanghai Co., Ltd. (l)	China
53.	AFH Logistics DWC, LLC(i)	UAE
54.	Hollister Fashion, LLC(m)****	UAE
55.	AFH BLP HK Limited (i)	Hong Kong

(a)	Wholly-owned subsidiary of Abercrombie & Fitch Co., the registrant

(b)	Wholly-owned subsidiary of Abercrombie & Fitch Holding Corporation

(c)	Wholly-owned subsidiary of Abercrombie & Fitch Management Co.

(d)	Wholly-owned subsidiary of A&F Trademark, Inc.

(e)	Wholly-owned subsidiary of Abercrombie & Fitch Stores, Inc.

(f)	Wholly-owned subsidiary of Abercrombie & Fitch International, Inc.

(g)	Wholly-owned subsidiary of J.M.H. Trademark, Inc.

(h)	Wholly-owned subsidiary of A&F Canada Holding Co.

(i)	Wholly-owned subsidiary of Abercrombie & Fitch Europe SA

(j)	Wholly-owned subsidiary of Abercrombie & Fitch Trading Co.

(k)	Wholly-owned subsidiary of Abfico Netherlands Distribution B.V.

(l)	Wholly-owned subsidiary of AFH Hong Kong Limited

(m)	Joint Venture- AFH Logistics DWC LLC-49%, Majid Futtlaim Fashion LLC 51%

* Abercrombie & Fitch Management Co. owns 1% (8,600 shares @ R$1.00/share) of AFH Brasil Participacoes Ltda . Abercrombie & Fitch International, Inc. owns the remaining 99% (841,400 shares @ R$1.00/share).

** Abfico Netherlands Distribution B.V. owns three shares (EUR 300.00) of AFH Belgium SPRL. Abercrombie & Fitch Europe SA owns the remaining 169,997 shares.

*** Abfico Netherlands Distribution B.V. owns 101 shares (TL 5,050) of AFH TR Perkande Satis Limited Sirketi. Abercrombie & Fitch Europe SA owns the remaining 9,999 shares TL 499,950).
****AFH Logistics DWC, LLC owns 49% Hollister Fashion, LLC (147 shares @ AED 15,500/share ).